UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________________

FORM 8-K
___________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 22, 2019

Investar Holding Corporation
(Exact name of registrant as specified in its charter)

Louisiana	001-36522	27-1560715
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
10500 Coursey Boulevard
Baton Rouge, Louisiana 70816
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (225) 227-2222

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $1.00 par value per share	ISTR	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☑

 Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
(e)    Following the approval of the Board of Directors of Investar Holding Corporation (the “Company”) on May 22, 2019, the Company’s wholly-owned subsidiary, Investar Bank (the “Bank”), entered into Supplemental Salary Continuation Agreements (each, a “Salary Continuation Agreement” and collectively, the “Salary Continuation Agreements”) with each of John J. D’Angelo, President and Chief Executive Officer of the Company and Christopher L. Hufft, Executive Vice President and Chief Financial Officer of the Company (each individually an “Executive” and collectively, “Executives”). In addition, the Bank will enter into a First Amendment (the “Amendments”) to the Split Dollar Life Insurance Agreements previously entered into with each of the Executives (the “Split Dollar Agreements”). The Salary Continuation Agreements, which supplement similar agreements entered into between the Company and the Executives in February 2018 (the “Original Agreements”), are effective May 22, 2019 (the “Effective Date”), and the Amendments are effective as of the date the life insurance policies referenced in such agreements are issued.
Salary Continuation Agreements
The Salary Continuation Agreements represent unfunded, non-qualified deferred compensation arrangements under the Internal Revenue Code of 1986, as amended. The Salary Continuation Agreements between the Bank and each of Messrs. D’Angelo and Hufft provide that the Executive shall receive annual payments of $100,000 and $62,500, respectively, upon attaining the age of 65, for an aggregate annual payment of $300,000 and $187,500, respectively, when added to the benefits under the Original Agreements. Such payments are payable monthly over a period of 120 months (10 years). Each Executive is also entitled to certain reduced payments following a termination of employment prior to attaining age 65 (other than a termination due to death or with cause), which payments will be made on the same schedule as set forth above, and a lump sum payment of the normal retirement age accrual balance benefit upon a qualifying change in control. The payment of the benefits to each Executive is subject to forfeiture if the Executive’s employment is terminated with cause, or if under the Federal Deposit Insurance Act, the Executive is subject to a final removal or prohibition order issued by an appropriate federal banking agency or the Bank is in default.
Split Dollar Life Insurance Agreements
The Split Dollar Agreements, as amended by the Amendments, provide for the division of death proceeds under certain life insurance policies owned by the Bank on the lives of each Executive with the Executive’s designated beneficiaries. The Bank has the right to exercise all incidents of ownership of each life insurance policy and maintains at all times ownership of the cash value of the insurance policies. Under each Split Dollar Agreement, if the Executive dies prior to termination of his employment with the Bank, the Executive’s designated beneficiary will be entitled to a benefit equal to the accrued liability at retirement from the Executive’s Original Agreement, as supplemented by the Salary Continuation Agreement limited to 100% of the Net Amount at Risk insurance portion of the proceeds. For purposes of the Split Dollar Agreements and Amendments, “Net Amount at Risk” means the difference between the total death proceeds payable under the insurance policies less the aggregate cash value of the policies measured as of the date giving rise to the need for such calculation. The amount of the benefit payable under each Split Dollar Agreement and Amendment may be reduced or eliminated if the Executive fails to cooperate with the Bank or the insurer with regards to the policies. In addition, no benefits will be paid if the Executive dies under circumstances that result in no coverage under the policies (such as suicide); provided, however, that the Bank will evaluate the reasons for denial and, upon advice of legal counsel and in its sole discretion, consider judicially challenging such denial.
The information included herein relating to the Salary Continuation Agreements and the Amendments is qualified in its entirety by reference to the actual terms of the agreements, which are filed as Exhibits 10.1, 10.2, and 10.3 to this Current Report on Form 8-K and incorporated herein by reference.
 Item 5.07 Submission of Matters to a Vote of Security Holders

At the 2019 Annual Meeting of Shareholders of the Company, held on May 22, 2019, two proposals were submitted to a vote of security holders. Of the 10,137,838 shares of the Company’s common stock outstanding as of the record date, 7,755,822 shares were represented at the Annual Meeting.
Proposal No. 1: Election of 12 Directors
Each of the director nominees listed below was elected to serve as a member of the Company’s board of directors, each to serve a one-year term. The shareholders’ voting results are set forth below.

Nominee	For	Withhold	Broker Non-Votes
James M. Baker	6,112,411	47,799	1,595,612
Thomas C. Besselman, Sr.	5,836,695	323,515	1,595,612
James H. Boyce, III	5,783,691	376,519	1,595,612
Robert M. Boyce, Sr.	6,112,561	47,649	1,595,612
John J. D’Angelo	6,130,222	29,988	1,595,612
William H. Hidalgo, Sr.	6,130,919	29,291	1,595,612
Gordon H. Joffrion, III	5,815,667	344,543	1,595,612
Robert C. Jordan	6,130,283	29,927	1,595,612
David J. Lukinovich	6,111,591	48,619	1,595,612
Suzanne O. Middleton	6,131,202	29,008	1,595,612
Andrew C. Nelson, M.D.	6,115,033	45,177	1,595,612
Frank L. Walker	6,056,060	104,150	1,595,612
Proposal No. 2: Ratification of the Appointment of Ernst & Young LLP as the Company's Independent Registered Public Accounting Firm for the 2019 Fiscal Year
The proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the 2019 fiscal year was approved. The shareholders’ voting results are set forth below.

For	Against	Abstain
7,753,289	2,417	116

Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit Number	Description of Exhibit

10.1	Supplemental Salary Continuation Agreement, dated May 22, 2019, by and between Investar Bank and John D’Angelo.
10.2	Supplemental Salary Continuation Agreement, dated May 22, 2019, by and between Investar Bank and Christopher Hufft.
10.3	Form of First Amendment to Split Dollar Agreement by and between Investar Bank and each executive entering into a Supplemental Salary Continuation Agreement.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVESTAR HOLDING CORPORATION

Date: May 23, 2019	By:	/s/ John J. D’Angelo
John J. D’Angelo
President and Chief Executive Officer